EXHIBIT 10.1                                                                                                                                  [Execution]

AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT, dated as of April 4, 2005, by and among ICO Polymers North America, Inc., a New Jersey corporation ("Polymers North America"), and Bayshore Industrial, L.P. (formerly known as Bayshore Industrial, Inc.), a Texas limited partnership ("Bayshore L.P.", and together with Polymers North America, each individually a "Borrower" and collectively, "Borrowers"), ICO, Inc., a Texas corporation ("Parent"), ICO Polymers, Inc., a Delaware corporation ("Polymers"), Wedco Technology, Inc., a New Jersey corporation ("Wedco Tech"), Wedco Petrochemical, Inc., a Delaware corporation ("Wedco Petro"), ICO Technology, Inc., a Delaware corporation ("ICO Tech"), Bayshore Industrial GP, L.L.C., a Delaware limited liability company ("Bayshore GP LLC") and Bayshore Industrial LP L.L.C. ("Bayshore LP LLC" and together with Parent, Polymers, Wedco Tech, Wedco Petro, ICO Tech and Bayshore GP LLC each individually a "Guarantor" and collectively, "Guarantors") and ICO P&O, Inc., a Delaware corporation ("P&O"), and ICO Global Services, Inc., a Delaware corporation ("Global"), and Wachovia Bank, National Association, a national banking association, as successor by merger to Congress Financial Corporation (Southwest) ("Lender").

W I T N E S S E T H :

WHEREAS, Lender and Borrowers have entered into financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of April 9, 2002, among Lender, Borrowers, Guarantors, P&O and Global, Amendment No. 1 to Loan and Security Agreement, dated as of September 6, 2002, by and among Lender, Borrowers, Guarantors, P&O and Global, Amendment No. 2 to Loan and Security Agreement, dated as of August 26, 2004, by and among Lender, Borrowers, Guarantors, P&O and Global and Amendment No. 3 to Loan and Security Agreement, dated as of October 1, 2004, by and among Lender, Borrowers, Guarantors, P&O and Global (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended and supplemented, collectively, the "Financing Agreements");

WHEREAS, Borrowers and Guarantors have requested that Lender agrees to certain amendments to the Loan Agreement and Lender is willing to so agree, subject to the terms and conditions contained herein; and

WHEREAS, by this Amendment No. 4, Lender, Borrowers and Guarantors desire and intend to evidence such amendments.

NOW THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Definitions.

(a)  Additional Definitions. As used herein, the following terms shall have the meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition to and not in limitation of, the following definitions:

(i)  "Amendment No. 4" shall mean this Amendment No. 4 to Loan and Security Agreement by and among Lender, Borrowers, Guarantors, P&O and Global, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii)  "Eligible Existing Equipment" shall mean, as to each Borrower, Equipment owned by such Borrower as of the date of this Amendment No. 4 that is designated from time to time by a Borrower to Lender in writing as "Eligible Existing Equipment" (and all of the Equipment included in the appraisal by Dovebid Valuation Services dated February 18, 2005 is hereby designated by the applicable Borrower as "Eligible Existing Equipment") and that is acceptable to Lender in all respects. Such designation by the applicable Borrower shall include Equipment serial numbers sufficient to identify the Equipment designated, and such acceptance by Lender shall be in writing specifying such Equipment, if any, that is acceptable to Lender. In general, Eligible Existing Equipment shall not include, unless otherwise approved by Lender: (A) Equipment that is not subject to an appraisal by an appraiser acceptable to Lender that is in form, scope and methodology acceptable to Lender, addressed to Lender, and upon which Lender is expressly permitted to rely, (B) Equipment that is not in good order, repair, running and marketable condition, (C) Equipment at premises other than those owned and controlled by such Borrower, except for Equipment at locations leased by a Borrower if either (1) Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner of such premises in form and substance satisfactory to Lender, or (2) if Lender shall not have received such an agreement (or Lender shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Lender), Lender shall have, at its option, either (but without duplication for any Reserve established pursuant to clause (iii) below or reduction in Equipment Purchase Term Loan in respect of such amounts): (y) established a Reserve with respect to amounts at any time payable by such Borrower to the owner and lessor of such premises as Lender shall determine or (z) reduced the amount of the Equipment Term Loan based on such Eligible Existing Equipment by amounts at any time payable by such Borrower to the owner and lessor of such premises by an amount equal to the Reserves that would have been established under clause (y) above; (D) Equipment subject to a security interest or lien in favor of any person other than Lender; (E) Equipment which is not located in the continental United States of America; (F) Equipment which is not subject to the first priority, valid and perfected security interest of Lender; (G) worn out, obsolete, damaged or defective Equipment or Equipment not used or usable in the ordinary course of such Borrower’s business as presently conducted; (H) computer hardware; or (I) Equipment that is or becomes permanently affixed to land or buildings such that removal from the land or buildings would cause substantial damage to the item being removed or to the land or building. As of the date of this Amendment No. 4, the Eligible Existing Equipment includes only the Equipment located in LaPorte, Texas and China, Texas that is subject to the appraisal by Dovebid Valuation Services dated February 18, 2005 that has been received by Lender prior to the date of Amendment No. 4. General criteria for Eligible Existing Equipment may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date of Amendment No. 4, or existing on the date of Amendment No. 4 to the extent Lender has no written notice thereof from such Borrower, which adversely affects or could reasonably be expected to adversely affect the Equipment in the good faith determination of Lender.

(iii)  "Eligible New Equipment" shall mean, as to each Borrower, such Equipment owned by such Borrower which is acquired after the date of Amendment No. 4 designated by a Borrower to Lender in writing as "Eligible New Equipment" and acceptable to Lender in all respects. Such designation by the applicable Borrower shall include Equipment serial numbers sufficient to identify the Equipment designated, and such acceptance by Lender shall be in writing specifying such Equipment, if any, that is acceptable to Lender. In general, Eligible New Equipment shall not include, unless otherwise approved by Lender: (A) Equipment that is not in good order, repair, running and marketable condition, (B) Equipment at premises other than those owned and controlled by such Borrower, except for Equipment at locations leased by a Borrower if either (but without duplication for any Reserve established pursuant to clause (ii) above or reduction in Equipment Term Loans in respect of such amounts):(1) Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner of such premises in form and substance satisfactory to Lender, or (2) if Lender shall not have received such an agreement (or Lender shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Lender), Lender shall have, at its option, either (y) established a Reserve with respect to amounts at any time payable by such Borrower to the owner and lessor of such premises as Lender shall determine or (z) reduced the amount of the Equipment Purchase Term Loan based on such Eligible New Equipment by amounts at any time payable by such Borrower to the owner and lessor of such premises by an amount equal to the Reserves that would have been established under clause (y) above; (C) Equipment subject to a security interest or lien in favor of any person other than Lender; (D) Equipment which is not located in the continental United States of America; (E) Equipment which is not subject to the first priority, valid and perfected security interest of Lender; (F) worn out, obsolete, damaged or defective Equipment or Equipment not used or usable in the ordinary course of such Borrower’s business as presently conducted; (G) computer hardware; or (H) Equipment that is or becomes permanently affixed to land or buildings such that removal from the land or buildings would cause substantial damage to the item being removed or to the land or building. General criteria for Eligible New Equipment may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from such Borrower, which adversely affects or could reasonably be expected to adversely affect the Equipment in the good faith determination of Lender.

(iv)  "Equipment Loan Limit" shall mean $5,000,000 as reduced by the amount of payments of principal required to be made after the date hereof in respect of Term Loans.

(v)  "Equipment Purchase Term Loans" shall mean the secured term loans made by Lender to a Borrower after the date of this Amendment No. 4 as provided for in Section 4 of this Amendment No. 4; such term loans being from time to time referred to herein individually as an "Equipment Purchase Term Loan".

(vi)  "Equipment Purchase Term Notes" shall mean, collectively, the Equipment Purchase Term Notes which may at any time after the date of this Amendment No. 4 be issued by any Borrower to Lender pursuant to Section 4 of this Amendment No. 4 to evidence Equipment Purchase Term Loans; such notes being from time to time referred to herein individually as an "Equipment Purchase Term Note".

(vii)  "Equipment Term Loans" shall mean the secured term loans made by or on behalf of Lender to Bayshore L.P. and Polymers North America on the date of this Amendment No. 4 and as may be made after the date of this Amendment No. 4 as provided for in Section 3 of Amendment No. 4; such term loans being from time to time referred to herein individually as an "Equipment Term Loan".

(viii)  "Equipment Term Notes" shall mean, collectively, the Term Promissory Notes issued by Bayshore L.P. and Polymers North America, respectively, to Lender to evidence the Equipment Term Loans made pursuant to the second sentence of Section 3(a) of this Amendment No. 4 and the Equipment Term Notes which may at any time after the date of this Amendment No. 4 be issued by either of them to Lender pursuant to Section 3 of Amendment No. 4 to evidence Equipment Term Loans made after the date of this Amendment No. 4; such notes being from time to time referred to herein individually as an "Equipment Term Note".

(ix)  "Hard Costs" shall mean, with respect to the purchase by a Borrower of an item of Eligible New Equipment, the net cash amount actually paid to acquire title to such item, net of all incentives, trade-in allowances, discounts and rebates, and exclusive of freight, delivery charges, installation costs and charges, software costs, charges and fees, warranty costs, taxes, insurance and other incidental costs or expenses and all indirect costs or expenses of any kind.

(x)  "Net Orderly Liquidation Value" shall mean, as to any Eligible Existing Equipment, at any time, the value of such Eligible Existing Equipment, determined on an orderly liquidation basis, reduced by commissions, fees, costs and expenses reasonably contemplated in connection with the liquidation thereof, as set forth in the most recent appraisal received by Lender pursuant to Section 6 of this Amendment No. 4 as to such Eligible Existing Equipment, in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely.

(xi)  "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of a Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 of the Loan Agreement.

(xii)  "Revolving Loan Limit" shall mean, as to each Borrower, at any time, the amount equal to $15,000,000 minus the then outstanding principal amount of the Revolving Loans and the Letter of Credit Accommodations provided to the other Borrowers.

(xiii)  "Specified Equipment" shall mean the Equipment set forth on Schedule 1 to the Loan Agreement, whether now owned or hereafter acquired and wherever located, as such Schedule may from time to time be amended in writing.

(xiv)  "Term Loan Reserve" shall have the meaning set forth in Section 7 of this Amendment No. 4.

(xv)  "Term Loans" shall mean, collectively, the Equipment Term Loans and the Equipment Purchase Term Loans.

(b)  Amendments to Definitions.

(i)  All references to the term "Loans" in the Loan Agreement and the other Financing Agreements and each such reference is hereby amended to mean the Revolving Loans, the Equipment Term Loans and any Equipment Purchase Term Loans (sometimes referred to individually as a "Loan"), except that for purposes of Sections 1.8, 2.1(d), 2.2, 3.2(c), 6.3(d) and 6.5, all references to the term "Loans" in such Sections and each such reference is hereby amended to mean the Revolving Loans.

(ii)  All references to the term "Maximum Credit" in the Loan Agreement and any of the other Financing Agreements and each such reference is hereby amended to mean $20,000,000.

(iii)  All references to the term "Obligations" in the Loan Agreement and the other Financing Agreements and each such reference is hereby amended to include, in addition and not in limitation, all obligations, liabilities and indebtedness of Borrowers arising pursuant to or in connection with the Equipment Term Loans and any Equipment Purchase Term Loans (including principal, interest, fees, expenses and other charges related thereto).

(iv)  All references to the term "Reserves" in the Loan Agreement and the other Financing Agreements and each such reference is hereby amended to include, in addition and not in limitation, (A) Reserves that may be established to reflect that the Net Orderly Liquidation Value of the Eligible Existing Equipment (net of estimated liquidation costs, expenses and commissions) as set forth in the most recent acceptable appraisals with respect thereto received by Lender has declined so that the ratio of the then outstanding principal amount of the Equipment Term Loans to such appraised values is greater than the percentages of the appraised values of the Eligible Existing Equipment as of the date of any such appraisal used in establishing the original principal amount of the Equipment Term Loans (and without limiting the generality of the foregoing will include any difference between the eighty (80%) percent of the Net Orderly Liquidation Value of the Eligible Existing Equipment that is the basis for the Equipment Term Loans made pursuant to the second sentence of Section 3(a) of this Amendment No. 4 and the amount of such Equipment Term Loans) and (B) the Term Loan Reserve.

(c)  Interpretation. For purposes of this Amendment No. 4, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

2.  Amendments to Loan Agreement.

(a)  Applicable Margin.

(i)  Sections 1.4(a) and (b) of the Loan Agreement are hereby deleted in their entirety and the following substituted therefor:

"Quarterly Average Excess Availability	Leverage Ratio	Applicable Prime Rate Margin for Revolving Loans	Applicable Prime Rate Margin for Term Loans	Applicable Eurodollar Rate Margin for Revolving Loans	Applicable Eurodollar Rate Margin for Term Loans
(a) Greater than or equal to $10,000,000	2.00 to 1.00 or less	0%	0%	1.75%	2.00%
(b) Less than $10,000,000	Greater than 2.00 to 1.00	¼%	¼%	2.00%	2.25%

Provided, that, (i) the Applicable Margin shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter ending on or about June 30, 2002) and shall remain in effect until such date thereafter as it may be adjusted in accordance with Sections 1.48(b) or 1.48(c) hereof and (ii) the Applicable Margin shall be the lower percentage set forth above based on the Quarterly Average Excess Availability or the Leverage Ratio."

(ii)  Section 1.4(c) of the Loan Agreement is hereby deleted in its entirety.

(b)  EBITDA. Section 1.21 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

"1.21 "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to (a) the Consolidated Net Income of such Person for such period, plus (b) depreciation and amortization for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision of Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (e) real estate rental expense for such period paid by such Person to Bayshore RE Holdings, Inc. or China RE Holdings, Inc. (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (f) stock option compensation expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (g) non-cash impairment or restructuring charges for such period (to the extent deducted in the computation of Consolidated Net Income of such Person)."

(c)  Eligible Accounts. Section 1.22(n) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

"(n) the aggregate amount of such Accounts owing by a single account debtor (other than Dow Chemical Company and its wholly-owned subsidiaries or Tyco International and its wholly-owned subsidiaries) do not constitute more than ten (10%) percent of the aggregate amount of all otherwise Eligible Accounts and such Accounts owing by Dow Chemical Company and its wholly-owned subsidiaries and/or Tyco International and its wholly-owned subsidiaries respectively, do not constitute more than twenty-five (25%) percent of the aggregate amount of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts);"

(d)  Loans.

(i)  Section 2.1(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

"(a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to each Borrower from time to time in amounts requested by such Borrower (or Borrower Agent on behalf of such Borrower) up to the amount outstanding at any time equal to the lesser of (i) the Borrowing Base of such Borrower at such time or (ii) the Revolving Loan Limit of such Borrower at such time."

(ii)  Section 2.1(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

"(c) Except in Lender's discretion, or as otherwise provided herein, (i) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate principal amount of the

Revolving Loans and Letter of Credit Accommodations outstanding at any time to a Borrower shall not exceed the lesser of the Borrowing Base of such Borrower or the Revolving Loan Limit of such Borrower, (iii) the aggregate principal amount of the Revolving Loans outstanding at any time to Borrowers based on the Eligible Inventory of Borrowers shall not exceed $8,000,000, and (iv) the aggregate amount of the Term Loans shall not exceed the Equipment Loan Limit.

(e)  Letter of Credit Accommodations. Section 2.2(e) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

"(e) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $10,000,000."

(f)  Fees. Section 3.2(b) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

"(b) Borrowers shall pay to Lender monthly a servicing fee in an amount equal to $1,250 in respect of Lender’s services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the first day of each calendar month."

(g)  Unused Line Fee.

(i)  Sections 3.2(c)(i) and (ii) of the Loan Agreement are hereby deleted in their entirety and the following substituted therefor:

"Quarterly Average Excess Availability	Leverage Ratio	Unused Line Fee Percentage
(i) Greater than or equal to $10,000,000	2.00 to 1.00 or less	¼%
(ii) Less than $10,000,000	Greater than 2.00 to 1.00	¼%

Provided, that, (A) the unused line fee percentage shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter ending on or about June 30, 2002) and (B) the unused line fee percentage shall be the lower percentage set forth above based on the Quarterly Average Excess Availability or the Leverage Ratio."

(ii)  Section 3.2(c)(iii) of the Loan Agreement is hereby deleted in its entirety.

(h)  Grant of Security Interest. Section 5.1(d) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

"(d) (i) the Specified Equipment and (ii) the Equipment listed on Exhibit A to Amendment No. 4;"

(i)  Collateral Reporting. Section 7.1(a)(i) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

"(i) as soon as possible after the end of each month (but in any event no later than the fifteenth (15th) of each month), on a monthly basis or more frequently as Lender may request at any time that the aggregate amount of the Excess Availability of Borrowers is less than $3,000,000 or a Default or Event of Default shall exist or have occurred, schedules of sales made, credits issued and cash received;"

(j)  Financial Covenants. Section 9.17 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

"9.17 Interest Coverage Ratio. At any time that the aggregate amount of the Excess Availability of Borrowers is less than $3,000,000, the Interest Coverage Ratio for Borrowers (on a combined basis) as of the end of any fiscal quarter shall have been not less than 1.0 to 1."

(k)  Term. The first sentence of Section 12.1(a) of the Loan Agreement is hereby deleted and the following substituted therefor:

"This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on April 9, 2009 (the "Maturity Date")."

(l)  Early Termination. Section 12.1(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

"(c) If for any reason this Agreement is terminated prior to April 9, 2007, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender’s lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount equal to:

Amount	Period
(i) one-half (1/2%) percent of Maximum Credit	From the date of Amendment No. 4 to April 9, 2006

(ii) one-quarter (1/4%) percent of Maximum Credit	From and after April 9, 2006 to April 9, 2007
Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers and Guarantors agree that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise the right to terminate this Agreement, but elects, at its option, to provide financing to any Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations."

(m)  Schedule 1. The Loan Agreement is hereby amended by adding a new Schedule 1 thereto in the form annexed hereto as Exhibit B.

3.  Equipment Term Loans.

(a)  Subject to and upon the terms and conditions contained herein, Lender shall from time to time on and after the date hereof make Equipment Term Loans to Bayshore L.P. and Polymers North America at the request of such Borrower of up to eighty (80%) percent of the Net Orderly Liquidation Value of the Eligible Existing Equipment specified by such Borrower in such request (but not including any Eligible Existing Equipment that has been specified in any prior request or is otherwise the basis for any prior Equipment Term Loan). Within sixty (60) days of the date hereof, pursuant to the request of such Borrowers, subject to the terms and conditions contained herein, Lender shall make an Equipment Term Loan to Bayshore L.P. in an amount equal to $1,365,000 and an Equipment Term Loan to Polymers North America in an amount equal to $675,000. Such Equipment Term Loans are based on the Eligible Existing Equipment located in LaPorte, Texas and China, Texas that is subject to the appraisal by Dovebid Valuation Services dated February 18, 2005. Such Eligible Existing Equipment shall not be the basis for any Equipment Term Loan made after the date hereof. Each Equipment Term Loan shall be in an amount not less than $300,000 (and in integral multiples of $25,000 greater than such amount).

(b)  Each Equipment Term Loan made to Bayshore L.P. or Polymers North America shall be (i) evidenced by an Equipment Term Note executed and delivered by the applicable Borrower to Lender concurrently therewith, (ii) repaid, together with interest and other amounts, in accordance with such Equipment Term Note, this Amendment No. 4 and the other Financing Agreements and (iii) secured by all of the Collateral.

(c)  If at any time the outstanding aggregate principal amount of all Equipment Term Loans shall exceed eighty (80%) percent of the Net Orderly Liquidation Value of all Eligible Existing Equipment, Borrowers shall remain liable therefor, and Lender may, at its option, create a Reserve in an amount equal to the entire amount of such excess(es) or Borrowers shall, upon the demand by Lender, which may be made at any time and from time to time, repay to Lender the entire amount of such excess(es).

(d)  In addition to the other conditions precedent to any Loan or Letter of Credit Accommodation set forth in this Agreement, the making of each Equipment Term Loan shall be subject to the satisfaction of each of the following additional conditions precedent, as determined by Lender:

(i)  Lender shall have received from the applicable Borrower not less than fifteen (15) Business Days prior written notice of the proposed Equipment Term Loan, which notice shall specify the amount requested (other than with respect to the Equipment Term Loans being made pursuant to the second sentence of Section 3(a) of this Amendment No. 4) and shall specify the Eligible Existing Equipment that is the basis for such proposed Equipment Term Loan;

(ii)  Lender shall have received from the applicable Borrower not less than fifteen (15) Business Days prior to the making of any Equipment Term Loan (other than the Equipment Term Loans referenced in the second sentence of Section 3(a) of this Amendment No. 4), a written appraisal as to the Equipment upon which such Equipment Term Loan will be based in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender, and upon which Lender is expressly permitted to rely, which appraisal shall reflect the Net Orderly Liquidation Value of such Equipment as of a date not more than ninety (90) days prior to the date that the Equipment Term Loan based thereon is to be made;

(iii)  Lender shall have received as of the date of the making of any additional Equipment Term Loan, a letter agreement in the form annexed hereto as Exhibit E, duly authorized, executed and delivered by the parties hereto, amending Schedule 1 of this Amendment No. 4;

(iv)  as of the date of such Equipment Term Loan and after giving effect thereto, the aggregate amount of all Term Loans shall not exceed the Equipment Loan Limit;

(v)  as of the date of such Equipment Term Loan, Lender shall have received a single original Equipment Term Note as duly authorized, executed and delivered by the Borrower that is to receive such Equipment Term Loan, in the form annexed hereto as Exhibit C, as completed to reflect the date and amount of each such Equipment Term Loan and with the number of monthly installments of principal payable thereunder and the amount of each such monthly installment, which note shall evidence a valid and legally enforceable indebtedness of such Borrower unconditionally owing to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever; and

(vi)  no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing.

(e)  The principal amount of each Equipment Term Loan shall be repaid in eighty-four (84) consecutive monthly installments of principal (subject to earlier payment as provided herein, or in the Loan Agreement or the applicable Equipment Term Note), each in an amount as calculated in clause (f) below, commencing on the first day of the second month after the date of the making of such Equipment Term Loan, together with interest and other amounts as provided herein and in the Equipment Term Note with respect to such loan.

(f)  The amount of each monthly installment of principal in respect of each Equipment Term Loan (other than the last installment which shall be in an amount equal to the entire unpaid balance of the Equipment Term Note) shall equal: (i) the original principal amount of the Equipment Term Loan divided by (ii) eighty-four (84).

4.  Equipment Purchase Term Loans.

(a)  Subject to and upon the terms and conditions contained herein, Lender shall make Equipment Purchase Term Loans to any Borrower, from time to time, at the request of such Borrower, of up to eighty (80%) percent of the Hard Costs of Eligible New Equipment to be purchased by such Borrower after the date hereof with the proceeds of such Equipment Purchase Term Loan. Each Equipment Purchase Term Loan shall be in an amount of not less than $300,000 (and in integral multiples of $25,000 greater than such amount). All of the proceeds of each Equipment Purchase Term Loan shall be used solely for the payment of the purchase price of the Eligible New Equipment specified in the notice required to be delivered to Lender pursuant to Section 4(d)(i) below or to reimburse the Borrower that is the purchaser and owner thereof for amounts paid by it for such purchase price, provided that such purchase price was paid, and such Eligible New Equipment was purchased by such Borrower, no more than ninety (90) days prior to the date of the Equipment Purchase Term Loan based on such Eligible New Equipment.

(b)  If at any time the outstanding aggregate principal amount of all Equipment Purchase Term Loans shall exceed eighty (80%) percent of the Hard Costs of all Eligible New Equipment purchased by Borrowers with the proceeds of Equipment Purchase Term Loans, Borrowers shall remain liable therefor, and Lender may, at its option, create a Reserve in an amount equal to the entire amount of such excess(es) or Borrowers shall, upon the demand by Lender, which may be made at any time and from time to time, repay to Lender the entire amount of such excess(es).

(c)  Each Equipment Purchase Term Loan shall be (i) evidenced by an Equipment Purchase Term Note executed and delivered by the applicable Borrower to Lender concurrently with each Equipment Purchase Term Loan, (ii) repaid, together with interest and other amounts payable thereunder, in accordance with the provisions of the applicable Equipment Purchase Term Note, this Agreement and the other Financing Agreements, and (iii) secured by all of the Collateral.

(d)  In addition to the other conditions precedent to any Loan or Letter of Credit

Accommodation set forth in this Agreement, the making of each Equipment Purchase Term Loan shall be subject to the satisfaction of each of the following additional conditions precedent, as determined by Lender:

(i)  Lender shall have received from the applicable Borrower not less than fifteen (15) Business Days prior written notice of the proposed Equipment Purchase Term Loan, which notice shall specify the following: (A) the proposed date and amount of the Equipment Purchase Term Loan, (B) a list and description of the Eligible New Equipment (by model, make, manufacturer, serial number and/or such other identifying information as may be requested by Lender), (C) the Hard Costs and the total purchase price for the Eligible New Equipment to be purchased with the proceeds of such Equipment Purchase Term Loan (and the terms of payment of such purchase price), and (D) such other information and documents as Lender may from time to time request with respect thereto;

(ii)  upon any Borrower acquiring any rights in the Equipment, Lender shall have a valid and perfected first priority security interest in and lien upon the Eligible New Equipment to be purchased with the proceeds of the Equipment Purchase Term Loan and the Eligible New Equipment shall be free and clear of all other liens, security interests, claims or other encumbrances, and Borrower shall have delivered to Lender such evidence thereof, as Lender may from time to time require;

(iii)  Lender shall have received as of the date of the making of any Equipment Purchase Term Loan, a letter agreement in the form annexed hereto as Exhibit E, duly authorized, executed and delivered by the parties hereto, amending Schedule 1 of this Amendment No. 4;

(iv)  the amount of each Equipment Purchase Term Loan shall not exceed eighty (80%) percent of the Hard Costs of the Eligible New Equipment to be purchased by a Borrower with the proceeds of such Equipment Purchase Term Loan;

(v)  as of the date of such Equipment Purchase Term Loan and after giving effect thereto, the aggregate amount of all Term Loans shall not exceed the Equipment Loan Limit;

(vi)  Lender shall have received (A) copies, or upon Lender’s request, originals, of all agreements, documents and instruments relating to the sale of the Eligible New Equipment to any Borrower, including, without limitation, any purchase orders, invoices, bills of sale or similar documents and (B) evidence reasonably satisfactory to Lender that the Eligible New Equipment has been received and installed by Borrowers and is in good working order and operating for its intended purpose;

(vii)  the Borrower that is purchasing the Eligible New Equipment which is the basis for the Equipment Purchase Term Loan shall duly authorize, execute and deliver to Lender a single original Equipment Purchase Term Note in the form annexed hereto as Exhibit D, as completed to reflect the date and amount of each such Equipment Purchase Term Loan and with the number of monthly installments of principal payable thereunder and the amount of each such monthly installment completed in accordance with Sections 4(e) and 4(f) below, as the case may be, which note shall evidence a valid and legally enforceable indebtedness of such Borrower unconditionally owing to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever; and

(viii)  no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing.

(e)  The principal amount of each Equipment Purchase Term Loan shall be payable (subject to earlier payment as provided herein or in the Loan Agreement or the applicable Equipment Purchase Term Note) in eighty-four (84) consecutive monthly installments of principal, each in an amount calculated in clause (f) below, commencing on the first day of the second month after the date of the making of such Equipment Purchase Term Loan, together with interest and other amounts as provided herein and in the Equipment Purchase Term Note with respect to such loan.

(f)  The amount of each monthly installment of principal in respect of each Equipment Purchase Term Loan (other than the last installment which shall be in an amount equal to the entire unpaid balance of the Equipment Purchase Term Note) shall equal: (i) the original principal amount of the Equipment Purchase Term Loan divided by (ii) eighty-four (84).

5.  Term Loan Limit. Except in Lender’s discretion, the outstanding aggregate principal amount of the Term Loans shall not exceed, at any time, the lower of (i) the aggregate amount of (A) eighty (80%) percent of the Hard Costs of all Eligible New Equipment purchased by Borrowers pursuant hereto plus (B) eighty (80%) percent of the Net Orderly Liquidation Value of Eligible Existing Equipment or (ii) the Equipment Loan Limit.

6.  Equipment Appraisals. Upon Lender's request, each Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Eligible Existing Equipment or Eligible New Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender, and upon which Lender is expressly permitted to rely.

7.  Term Loan Reserve. In the event that Excess Availability is at any time less than $3,000,000, Lender may, at its option, establish a Reserve in the aggregate amount of the principal payments required to be made in respect of the Equipment Term Loans and any Equipment Purchase Term Loan for the twelve (12) consecutive month period immediately following such date (the "Term Loan Reserve"). The Term Loan Reserve shall be allocated between Borrowers in the same proportion as each Borrower's aggregate outstanding principal amount of Equipment Term Loans and Equipment Purchase Term Loans. The Term Loan Reserve shall be a Reserve and included within the definition thereof, and shall be established without limiting any other rights or remedies of Lender under this Amendment No. 4 or any of the other Financing Agreements with respect to the establishment of Reserves or otherwise.

8.  Representations, Warranties and Covenants. Borrowers and Guarantors, P&O and Global, jointly and severally, represent, warrant and covenant with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lender to Borrowers:

(a)  This Amendment No. 4 has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each of them in accordance with their respective terms.

(b)  No action of, or filing with, or consent or any governmental or public body or authority, other than the filing of UCC financing statements, and no approval or consent of any other party, is or will be required to authorize, or is or will be otherwise required in connection with, the execution, delivery and performance of this Amendment No. 4.

(c)  None of the transactions contemplated by this Amendment No. 4 violate or will violate any applicable law or regulation, or do or will give rise to a default or breach under any agreement to which any Borrower or Guarantor is a party or by which any property of any Borrower or Guarantor is bound.

9.  Amendment Fee. In consideration of the amendments set forth herein, Borrowers shall pay to Lender, and Lender may, at its option, charge the account of Borrowers maintained by Lender, a fee in the amount of $40,000, which fee shall constitute part of the Obligations and is fully earned as of the date hereof.

10.  Conditions Precedent. The effectiveness of the amendments contained herein shall be subject to the satisfaction of each of the following, in a manner satisfactory to Lender and its counsel:

(a)  Lender shall have received as of the date hereof, this Amendment No. 4 duly authorized, executed and delivered by the parties hereto;

(b)  Lender shall have received, in form and substance satisfactory to Lender in good faith, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by owners and lessors of leased premises of any Borrower and by processors and warehouses at which Collateral is located;

(c)  Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has a valid perfected first priority security interest in all of the Eligible Existing Equipment and Eligible New Equipment;

(d)  Lender shall have received and reviewed lien and judgment search results for the jurisdiction of incorporation of each Borrower, the jurisdiction of the chief executive office of each Borrower and all jurisdictions in which Equipment of any Borrower are located, which search results shall be in form and substance satisfactory to Lender;

(e)  Lender shall have received the fee referred to in Section 9 hereof; and

(f)  no Event of Default, or event, act or condition which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred.

11.  Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 4 or with respect to the subject matter of this Amendment No. 4. To the extent of conflict between the terms of this Amendment No. 4 and the other Financing Agreements, the terms of this Amendment No. 4 shall control. The Loan Agreement and this Amendment No. 4 shall be read and construed as one agreement.

12.  Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 4.

13.  Governing Law. The validity, interpretation and enforcement of this Amendment No. 4 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Texas but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Texas.

14.  Binding Effect. This Amendment No. 4 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

15.  Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 4.

16.  Counterparts. This Amendment No. 4 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 4, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 4 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 4. Any party delivering an executed counterpart of this Amendment No. 4 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 4, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 4 as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION,
successor by merger to Congress Financial
Corporation (Southwest)

By:	/s/ Mark Galovic
Name: Mark Galovic
Title: First Vice President

ICO POLYMERS NORTH AMERICA, INC.

By:	/s/ Jon C. Biro
Name: Jon C. Biro
Title: Chief Financial Officer

BAYSHORE INDUSTRIAL, L.P.

By: Bayshore Industrial GP, L.L.C., as General
Partner

By:	/s/ Jon C. Biro
Name: Jon C. Biro
Title: Chief Financial Officer

WEDCO TECHNOLOGY, INC.

By:	/s/ Jon C. Biro
Name: Jon C. Biro
Title: Chief Financial Officer

WEDCO PETROCHEMICAL, INC.

By:	/s/ Jon C. Biro
Name: Jon C. Biro
Title: Chief Financial Officer

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ICO POLYMERS, INC.
By:	/s/ Jon C. Biro
Name: Jon C. Biro
Title: Chief Financial Officer

ICO, INC.

By:	/s/ Jon C. Biro
Name: Jon C. Biro
Title: Chief Financial Officer

ICO TECHNOLOGY, INC.

By:	/s/ Jon C. Biro
Name: Jon C. Biro
Title: Chief Financial Officer

BAYSHORE INDUSTRIAL GP L.L.C.

By:	/s/ Jon C. Biro
Name: Jon C. Biro
Title: Chief Financial Officer

BAYSHORE INDUSTRIAL LP L.L.C.

By: ICO Global Services, Inc., Sole Manager

By:	/s/ Eric Parsons
Name: Eric Parsons
Title: President

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AGREED:

ICO P&O, INC.

By:	/s/ Jon C. Biro
Name: Jon C. Biro
Title: Chief Financial Officer

ICO GLOBAL SERVICES, INC.

By:	/s/ Eric Parsons
Name: Eric Parsons
Title: President